Exhibit 99.1

Joint Press Release

HARMONY BANK SHAREHOLDERS APPROVE MERGER WITH LAKELAND BANK;

PARTIES ANNOUNCE ANTICIPATED CLOSING DATE

Oak Ridge, NJ and Jackson, NJ—June 22, 2016. Lakeland Bancorp, Inc. (NASDAQ: LBAI) (“Lakeland Bancorp”), the parent company of Lakeland Bank, and Harmony Bank (OTCPK: HRMB) announced today that the shareholders of Harmony Bank have approved the merger of Harmony Bank with and into Lakeland Bank. Approval of the merger by Lakeland Bancorp’s shareholders was not required.

The parties also announced that they intend to close the merger on or about July 1, 2016. All bank regulatory approvals have been obtained.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. In connection with the merger, Lakeland Bancorp, Inc. filed a registration statement with the Securities and Exchange Commission, which was declared effective. The proxy statement and prospectus contained in the registration statement was mailed to shareholders of Harmony Bank. On June 22, 2016, the merger was approved by Harmony Bank’s shareholders. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT AND PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION. Copies of the proxy statement and prospectus and other documents filed by Lakeland Bancorp with the SEC are available free of charge at the SEC’s website at www.sec.gov. Documents filed by Lakeland Bancorp may also be accessed and downloaded for free at Lakeland Bancorp’s website at www.lakelandbank.com or by directing a request to Investor Relations, Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, NJ 07438 (973-697-2000). Requests for the proxy statement and prospectus may also be made to Investor Relations, Harmony Bank (732-719-3710).

Forward-Looking Statements

This communication contains forward-looking statements with respect to the timing of consummation of the merger that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could” and other similar expressions are intended to identify such forward looking statements. These forward-looking statements speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Neither Lakeland Bancorp nor Harmony Bank assumes any obligation for updating any such forward-looking statements at any time.

Contact:
Lakeland Bancorp, Inc.: Thomas J. Shara President & CEO	Harmony Bank: Michael A. Schutzer President & CEO 732-719-3710

Joseph F. Hurley EVP & CFO 973-697-2000